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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                SELECTICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                                            77-0432030
          (State of                                         (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

          3 West Plumeria Drive
          San Jose, California                                    95134
(Address of Principal Executive Offices)                        (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
TO WHICH THIS FORM RELATES:                                333-92545
                                                        (If applicable)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered

             Not Applicable                          Not Applicable


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                        COMMON STOCK, $0.0001 PAR VALUE
                                (Title of class)
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ITEM 1.   Description of Registrant's Securities to be Registered.

          Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-92545).

ITEM 2.   Exhibits.

          EXHIBIT
          NUMBER    DESCRIPTION
          -------   -----------
          3.1*      Amended and Restated Certificate of Incorporation of the
                    Registrant.

          3.2*      Form of Second Amended and Restated Certificate of
                    Incorporation to be filed immediately following the closing of the offering made under this Registration Statement.

          3.3*      Bylaws of the Registrant.

          4.2*      Form of Registrant's Common Stock certificate.

          4.3*      Amended and Restated Investors Rights Agreement dated
                    June 16, 1999.

          4.4*      Warrant to purchase stock between the Registrant and Imperial
                    Bank, dated April 12, 1998; First Amendment to warrant between the Registrant and Imperial Bank dated, July 1, 1998

* Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1.





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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            SELECTICA, INC.


Date: February 22, 2000                 By: /s/ RAJEN JASWA
                                           ---------------------------
                                            Rajen Jaswa
                                            Chief Executive Officer